Exhibit 23.2

The Board of Directors
CaminoSoft Corp. and Subsidiary

      We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 18, 2003 relating to the consolidated financial statements of CaminoSoft Corp. and subsidiary, which is contained in that Prospectus.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                     BDO SEIDMAN, LLP


Los Angeles, California
October 25, 2004